Exhibit 99.2

Capital Senior Living Corporation

Forward-Looking Statements The forward-looking statements in this presentation are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company's ability to complete the refinancing of certain of our wholly owned communities, realize the anticipated savings related to such financing, find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensures, availability of insurance at commercially reasonable rates and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission The Company assumes no obligation to update or supplement forward-looking statements in this presentation that become untrue because of new information, subsequent events or otherwise. 1

Company Overview Capital Senior Living is one of the nation's largest operators of senior living communitiesIndustry enjoys favorable demographic and supply/demand trendsSubstantially all private pay and need-driven business with strong cash flow generationExecuting on accretive growth initiatives through acquisitions and conversions to higher levels of careSolid Balance Sheet 2

Company Overview Capital Senior Living operates 84 communities in 23 states with the ability to serve 12,000 residentsOperates in geographically concentrated markets CA. 407 AR. 173 AZ. 189 CT. 178 FL. 226 IA. 122 IL. 650 IN. 1,475 KS. 169 LA. 136 MI. 346 MN. 173 MO. 348 MS. 143 NC. 593 SC. 614 NE. 599 NJ. 98 NY. 387 OH. 1,537 OK. 143 TX. 2,964 VA. 153 3

Resident Demographics at CSU Communities Average age of resident: 85 yearsAverage age of resident moving in: 82 yearsAverage stay period: 2-3 yearsPercent of female residents: 80%Resident turnover is primarily attributed to death or need for higher care 4

The Capital Advantage: Senior Living Options Average 121 units per IL community with large common areas and amenitiesSupportive services, wellness programs, social, recreational, and educational events Average monthly rate of $2,350 100% private pay Average length of resident stay is 34 months Independent Living - 60% of Units Operated 5

The Capital Advantage: Senior Living Options Average 59 units per AL community 70% of communities offer AL units Assistance with activities of daily living such as medication reminders, bathing, dressing and grooming Average monthly rate of $3,600 Substantially all private pay Average length of resident stay is 26 months Assisted Living - 34% of Units Operated 6

The Capital Advantage: Favorable Demographics U.S. population 75+ years old is estimated to grow by 3.5 million through 2015Only 1.3 million units serving a population of 18.9 million seniorsCurrent 6.9% penetration rate implies demand growth of 40,000 units per year Current 6.9% penetration rate implies demand growth of 40,000 units per yearCurrent 6.9% penetration rate implies demand growth of 40,000 units per yearCurrent 6.9% penetration rate implies demand growth of 40,000 units per yearCurrent 6.9% penetration rate implies demand growth of 40,000 units per year (Population in millions) Source: NIC Investment Guide 2010 and U.S. Census Bureau U.S. Seniors Population Trends (75+ years old) Implied demand growth of 40,000 units per year 7

The Capital Advantage: Favorable Supply - Demand Trends Source: Seniors Housing Supply - Demand; NIC MAP32-100 8 (CHART)

The Capital Advantage: Competitive Strengths Experienced on-site, regional, and corporate managementLarger company economies of scale and systems that yield operating efficiencies in highly fragmented industryStrong institutional relationships (debt and equity)Nimble platform and organizational structure with regional operating centers in geographically concentrated marketsSolid reputation in industry and 95% resident satisfactionSolid balance sheetStrong Board of Directors 9

The Capital Advantage: Strategy Focus on our core strengthsMaximize the cash flow generated by our communities and our operationsEnhance geographic concentration and maximize competitive strengths within each of our marketsIncrease levels of care through conversions to AL or MC units and acquisition of communities with levels of careEmploy technology to enhance marketing, operations and careCapitalize on the fragmented nature of the senior living industry to strategically aggregate local and regional operatorsLeverage our existing base of operations, strong institutional relationships and proven track record 10

2011 Business Plan Focused on operations, marketing and growth to enhance shareholder value through:Organic growthProactive expense managementAccretive acquisitions and conversionsUtilization of technology 11

2011 Business Plan : Organic Growth Increase average rentsImprove occupanciesEach 1% generates $3M of revenue, $2M of EBITDAR and $0.05 per share of CFFOConvert 170 units to higher levels of care Incremental $5M of revenue and $3M of EBITDARCash flow enhancing renovations and refurbishmentsInternet marketing and web-site enhancementsImplement software programs to optimize care plans and levels of care charges 12

2011 Business Plan : External Growth Strategic acquisitions of primarily AL communities to enhance geographic concentrations geographic concentrations geographic concentrations (in millions) - Economics of $83.4 million of recently completed acquisitions 13

Income Statement: Q2 11 Comparison Income Statement: Q2 11 Comparison As adjusted in press releases (in millions, except per share) 14

Balance Sheet Balance Sheet Balance Sheet As of June 30, 2011 (in millions) 15

Investment Highlights Favorable demographics and attractive industry fundamentalsExperienced management team with demonstrated ability to operate, acquire and create valueSubstantially all private pay with minimal federal regulationAccretive acquisitions in highly fragmented industryConversions to higher levels of care with significant revenue and cash flow growthStrong cash flow generationSolid Balance Sheet 16

Capital Senior Living Corporation